Exhibit 10.2

Execution Version

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of December 12, 2005, is by and between Transmeridian Exploration Incorporated, a Delaware corporation (“Pledgor”), The Bank of New York, in its capacity as Collateral Agent for the benefit of the Trustee referred to below and the holders of the Notes referred to below (in such capacity, the “Collateral Agent”), and The Bank of New York, in its capacity as Trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS

WHEREAS, pursuant to that certain Indenture, dated as of the date hereof, by and among Transmeridian Exploration, Inc., a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of Pledgor (“Issuer”), the Trustee, Pledgor, as a guarantor, and the other guarantors party thereto (the “Indenture”), Issuer will issue an aggregate $250 million principal amount of its Senior Secured Notes due 2010 (the “Notes”); and

WHEREAS, pursuant to the terms of the Indenture, the Notes, and the Issuer’s payment obligations under the Indenture, including obligations to the Trustee, will be secured, in part, by a full and unconditional guarantee by Pledgor (the “Guarantee”) and, in turn, the Guarantee will be secured by a pledge of all of the capital stock held by Pledgor in Issuer and by a pledge of all of the capital stock directly held by Pledgor in any future subsidiary.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Indenture, and the following terms that are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Certificated Security, Control, Entitlement Order, Financial Asset, Investment Company Security, Securities Account, Security, Security Entitlement, Securities Intermediary and Uncertificated Security.

2. Pledge and Grant of Security Interest. Subject to the terms and conditions of this Agreement and to secure the performance of the Secured Obligations (as defined in Section 3 hereof), Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the holders of the Notes, a continuing security interest in any and all right, title and interest of Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Capital Stock. All of the issued and outstanding Capital Stock directly owned by Pledgor of each Person set forth on Schedule 2(a) attached hereto (collectively, together with the Capital Stock and other interests described in clauses (A) and (B) and in Section 2(b) below, the “Pledged Capital Stock”), including, but not limited to, the following:

(A) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

(B) without affecting the obligations of Pledgor under any provision prohibiting such action hereunder or under the Indenture, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

(b) Additional Interests. Any and all other Capital Stock or other equity interests directly owned by Pledgor in any Person now or in the future, whether or not reflected on Schedule 2(a) and whether or not Schedule 2(a) is amended to refer to such additional interests.

(c) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form, subject to Section 10(e).

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that Pledgor may from time to time hereafter pledge and deliver additional shares of Capital Stock or other equity interests to the Collateral Agent as collateral security for the Secured Obligations. Upon such pledge and delivery to the Collateral Agent, such additional shares of Capital Stock or other equity interests shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional shares or interests.

3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the “Secured Obligations”): (a) the Guarantee and (b) all expenses and charges, legal and otherwise, incurred by the Collateral Agent, the Trustee and/or the holders of the Notes in enforcing the Guarantee or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.

4. Delivery of the Pledged Collateral; Perfection of Security Interest. Pledgor hereby agrees that:

(a) Delivery of Certificates and Instruments. Pledgor shall deliver as security to the Collateral Agent, (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Capital Stock owned by Pledgor, together with the delivery of signed, undated stock transfer forms for the Pledged Capital Stock to the Collateral Agent or its designee; and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Pledged Collateral owned by Pledgor; provided, notwithstanding the foregoing, that Pledgor shall deliver all certificates and instruments representing the Capital Stock (as defined in the Indenture) of TMEI (as defined in the Indenture) to the Collateral Agent subsequent to the consummation of the Bramex Acquisition (as defined in the Indenture) in accordance with Section 4.40(b) of the Purchase Agreement (as defined in the Indenture). Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of Pledgor shall be held in trust by Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in forms reasonably acceptable to the Collateral Agent.

(b) Additional Securities. If Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares of Capital Stock, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Capital Stock; or (iv) distributions of Capital Stock or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent, shall segregate it from Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, in forms reasonably acceptable to the Collateral Agent, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(c) Financing Statements; Other Perfection Actions. Pledgor hereby agrees to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as are necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC that specifically describes the Pledged Collateral in such manner as is necessary or advisable. Pledgor shall also execute and deliver to the Collateral Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents and, subject to the terms of the Indenture, any documents as may be necessary if the law of any jurisdiction other than New York becomes or is applicable to the Pledged Collateral or any portion thereof, in each case, including as the Collateral Agent may reasonably request) and do all such other things as are necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments, including as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder.

(d) With respect to the pledged Capital Stock of the Issuer, Pledgor shall request and procure the entry on the share register of the Issuer of (i) a statement that the Capital Stock is charged; (ii) the name of the Collateral Agent; and (iii) the date on which the aforesaid particulars are entered into the share register. In addition, the Pledgor shall procure the filing of same with the Registrar of Corporate Affairs in the British Virgin Islands.

5. Representations and Warranties. Pledgor hereby represents and warrants to the Collateral Agent for the benefit of the Trustee and the holders of the Notes that:

(a) Authorization of Pledged Capital Stock. The Pledged Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person.

(b) Title. Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Capital Stock.

(c) Exercising of Rights. The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting Pledgor or any of its property.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Capital Stock or third party is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Collateral Agent, the Trustee or the holders of the Notes of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Trustee and the ratable benefit of the holders of the Notes, in the Pledged Collateral. The taking of possession by the Collateral Agent of the certificates (if any) representing the Pledged Capital Stock and the relevant stock transfer forms and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Collateral Agent’s security interest in all certificated Pledged Capital Stock and such certificates and instruments. Upon the filing of UCC financing statements by the Pledgor in the location of Pledgor’s state of organization, the Collateral Agent shall have a first priority perfected security interest in all uncertificated Pledged Capital Stock consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account, upon execution and delivery by Pledgor, the Collateral Agent and the applicable Securities Intermediary or the applicable issuer of the Uncertificated Security of an agreement granting Control to the Collateral Agent over such Pledged Collateral, the Collateral Agent shall have a first priority perfected security interest in such Pledged Collateral. Except as set forth in this Section 5(e), no action is necessary to perfect the Collateral Agent’s security interest.

6. Covenants. Pledgor hereby covenants and agrees with the Collateral Agent that Pledgor shall:

(a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral at its own expense against the claims and demands of all other parties claiming an interest therein; keep the Pledged Collateral free from all Liens, other than Permitted Liens; and not sell, exchange, transfer, assign, lease or otherwise dispose of the Pledged Collateral or any interest therein, except as permitted under the Indenture.

(b) Further Assurances. Subject to the terms of the Indenture, promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Collateral Agent may request in order to (i)

perfect and protect the security interest created hereby in the Pledged Collateral (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Collateral Agent, filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a first priority perfected security interest in all Pledged Collateral); and (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral.

(c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto or as may be permitted under the Indenture.

(d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral.

7. Performance of Obligations; Advances by Collateral Agent. On failure of Pledgor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, but shall not be required to, perform or cause to be performed the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than in either case a Permitted Lien), expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by Pledgor promptly upon timely notice thereof and demand therefor and shall constitute additional Secured Obligations. No such performance of any covenant or agreement by the Collateral Agent on behalf of Pledgor, and no such advance or expenditure therefor, shall relieve Pledgor of any default under the terms of this Pledge Agreement or the Indenture. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

Pledgor covenants and agrees to indemnify the Collateral Agent to the same extent as the Trustee is indemnified under the terms of the Indenture by the Issuer of the Notes, for any claims, costs, liabilities or expense of any kind (including the fees and expenses of counsel) arising out of or in connection with performance of its duties hereunder or with respect to the Escrow Agreement, and such expenses shall, until paid in full, constitute additional secured obligations (as defined in the Indenture).

8. Events of Default. The occurrence of an event which under the Indenture would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).

9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have, in respect of the Pledged Collateral, in addition to the rights and remedies provided herein and in the Indenture, the rights and remedies of a secured party under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 9 and without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any holder of the Notes may, in such event, bid for the purchase of such securities. Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Pledgor, in accordance with Section 16 at least ten (10) days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933. Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above, shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Collateral Agent or any holder of the Notes may, in such event, bid for the purchase of such Pledged Collateral, in each case except to the extent limited or prohibited by applicable law.

(d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent, the Trustee or the holders of the Notes are legally entitled, Pledgor shall be liable for the deficiency, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(f) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them, any of the Collateral Agent’s rights or the Secured Obligations under this Pledge Agreement or under the Indenture.

10. Rights of the Collateral Agent.

(a) Power of Attorney. Pledgor hereby designates and appoints the Collateral Agent, on behalf of the Trustee and the holders of the Notes, and each of its designees or agents as attorney-in-fact of Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of Pledgor, all as the Collateral Agent may reasonably determine in respect of the Pledged Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

(iv) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any of the Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may determine;

(x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Collateral Agent or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 9 hereof; and

(xi) to do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Indenture pursuant to the stated terms thereof) remain outstanding. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to perfect, protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to a successor Collateral Agent, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(c) The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Indenture.

(ii) Subject to subsection (e) of this Section 10, upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, Pledgor may receive and retain any and all dividends (other than dividends payable in the form of Capital Stock and other dividends constituting Pledged Collateral which are required to be delivered to the Collateral Agent pursuant to Section 4 above), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Indenture.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(A) all rights of Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Collateral Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B) all dividends, distributions and interest payments which are received by Pledgor contrary to the provisions of clause (A) of this subsection

(ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(f) Release of Pledged Collateral. The Collateral Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority Lien on all Pledged Collateral not expressly released or substituted.

11. Application of Proceeds. After the exercise of remedies by the Collateral Agent, the Trustee or the holders of the Notes under Section 6.5 of the Indenture, any proceeds of the Pledged Collateral, when received by the Collateral Agent or the holders of the Notes in cash or its equivalent, will be applied in reduction of the Secured Obligations, and Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then Pledgor agrees to promptly pay the costs and expenses of the Collateral Agent in accordance with the terms of the Indenture, all of which costs and expenses shall constitute Secured Obligations hereunder.

13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Indenture pursuant to the stated terms thereof) remain outstanding. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of Pledgor, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by Pledgor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, the Trustee or any holder of the Notes as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured

Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent, the Trustee or any holder of the Notes in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may be amended, waived, modified, changed, discharged or terminated only by a written instrument signed by the parties hereto.

15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon Pledgor and its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the holders of the Notes and their respective successors and permitted assigns; provided, however, that Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of the Collateral Agent.

16. Notices. Any notice, consent, or other communication required or permitted to be given under this Pledge Agreement to the Collateral Agent or Pledgor must be in writing in the English language and delivered in person, by facsimile or by registered or certified mail, return receipt requested, postage prepaid, as follows:

To Collateral Agent:	The Bank of New York
101 Barclay Street – 21 West
New York, NY 10286
Fax No.: 212-815-5802 (or 5803)
Attention: Global Structured Finance

To Pledgor:	Transmeridian Exploration Incorporated
397 N. Sam Houston Parkway E., Suite 300
Houston, Texas 77060
Telephone: 281-999-9091
Fax No.: 281-999-9094
Attention: Chief Financial Officer

with a copy to:	Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002-5200
Telephone: 713-220-5800
Fax No.: 713-236-0822
Attention: James L. Rice III

Any such notice, consent, or other communication shall be deemed given when delivered in person, sent by confirmed fax or, if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested.

17. Counterparts. This Pledge Agreement may be executed in counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Pledge Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Collateral Agent.

18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

19. Governing Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

20. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

21. Entirety. This Pledge Agreement and the Indenture represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any correspondence relating to this Pledge Agreement or the Indenture or the transactions contemplated herein and therein.

22. Rights of Note Holders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Trustee or (subject to the terms of Section 6.5 of the Indenture) the holders of the Notes.

Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

TRANSMERIDIAN EXPLORATION INCORPORATED, a Delaware corporation

By:	/s/ BRUCE A. FALKENSTEIN
Name:	Bruce A. Falkenstein
Title:	Vice President Exploration and Geology

Accepted and agreed to as of the date first above written.

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ LUIS PEREZ
Name:	Luis Perez
Title:	Assistant Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ LUIS PEREZ
Name:	Luis Perez
Title:	Assistant Vice President

S-1

Schedule 2(a)

ISSUER	OWNER	ISSUER’S JURISDICTION OF FORMATION	% OF OWNERSHIP INTEREST
Transmeridian Exploration Inc.	Transmeridian Exploration Incorporated	British Virgin Islands	100%
TMEI Operating, Inc.	Transmeridian Exploration Incorporated	Texas	100%